UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEW BEGINNINGS ACQUISITION CORP.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-2642786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 1st Street, Unit 1 Miami Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $12.50	NYSE American LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $15.00	NYSE American LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $17.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333- 256137
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

*	The Registrant is currently named New Beginnings Acquisition Corp. Upon closing of the transactions described in the Registration Statement (as defined herein), the Registrant will change its name to Airspan Networks Holdings Inc.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are warrants of New Beginnings Acquisition Corp. (the “Company”) entitling the holder thereof to purchase one share of common stock with a par value of $0.0001 (the “Common Stock”) at an exercise price of $12.50 per share (the “$12.50 Warrants”), warrants entitling the holder thereof to purchase one share of Common Stock at an exercise price of $15.00 per share (the “$15.00 Warrants”) and warrants entitling the holder thereof to purchase one share of Common Stock at an exercise price of $17.50 per share (the “$17.50 Warrants” and, collectively with the $12.50 Warrants and the $15.00 Warrants, the “Warrants”).

The description of the Warrants contained in the section entitled “Description of Post-Combination Company’s Securities” in the prospectus included in the Company’s Registration Statement on Form S-4 (File No. 333-256137), as amended from time to time, (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed in connection with this Registration Statement on Form 8-A:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 2, 2020).
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248944) filed on September 21, 2020).
4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-4 filed June 21, 2021).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248944) filed on October 22, 2020).
4.3	Warrant Agreement, dated October 29, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 2, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW BEGINNINGS ACQUISITION CORP.

By:	/s/ Michael S. Liebowitz
	Name:	Michael S. Liebowitz
	Title:	Chief Executive Officer

Dated: August 9, 2021

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